UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2020

EIGER BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eiger BioPharmaceuticals, Inc.

2155 Park Blvd.

Palo Alto, California 94306

(Address of principal executive offices, including zip code)

(650) 272-6138

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EIGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2020, Eiger BioPharmaceuticals, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with AbbVie Inc. (“AbbVie”) to sell its Rare Pediatric Disease Priority Review Voucher (“PRV”) to AbbVie.

The Company was awarded the PRV on November 20, 2020 upon approval by the U.S. Food and Drug Administration of the Company’s new drug application for ZokinvyTM in Hutchinson-Gilford Progeria Syndrome and processing-deficient Progeroid Laminopathies.

In consideration for the PRV, AbbVie will pay the Company $95.0 million upon closing of the PRV purchase. Such consideration received will be shared with The Progeria Research Foundation (“PRF”) in accordance with the terms of the Company’s Collaboration and Supply Agreement with PRF, dated May 15, 2018, pursuant to which the Company and PRF will equally share any proceeds from the sale of a priority review voucher that the Company may receive as the sponsor of a rare pediatric disease product application. The Company will retain approximately $47.5 million of the proceeds.

The Agreement contains customary representations, warranties, covenants, and indemnification provisions subject to certain limitations. The transaction remains subject to customary closing conditions, including the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement. The Company intends to file, with confidential terms redacted, a copy of the Agreement as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2020.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure regarding the Agreement contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 8.01.	Other Events.

On November 23, 2020, the Company issued a press release announcing the Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated November 23, 2020, titled “Eiger BioPharmaceuticals Sells Priority Review Voucher for $95 Million.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eiger BioPharmaceuticals, Inc.
Dated: November 23, 2020

	By:	/s/ Sriram Ryali
Sriram Ryali
Chief Financial Officer